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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ISS Group, Inc. for the registration of 723,987 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1999, with respect to the consolidated financial statements and schedule of ISS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP



Atlanta, GA
September 22, 1999